UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2010 (May 30, 2010)

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2010, Avaya Inc. (the “Company”) announced that Todd A. Abbott will step down as Senior Vice President, Global Sales & Marketing and President of Field Operations to pursue other interests. In his place, Joel Hackney has been appointed Senior Vice President of Global Sales & Marketing and President of Field Operations. Mr. Hackney will remain the leader of the Avaya Government Solutions business as well. These leadership changes are effective June 14th.

A copy of the press release announcing Mr. Abbott’s departure is attached as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

On May 30, 2010, the Company announced that two of its wholly owned subsidiaries have entered into a share purchase agreement pursuant to which they have agreed to sell the Company’s entire 59.13% indirect ownership interest in AGC Networks Ltd. (“AGC”) to an affiliate of the Essar Group for approximately $44.5 million. In accordance with Indian law, following the execution of the share purchase agreement, an affiliate of the Essar Group is required to conduct an open offer to acquire at least 20% of the voting capital of AGC from public shareholders. Successful completion of the open offer is a condition precedent to the consummation of the share sale by the Company. The open offer is expected to close in three to five months.

A copy of the press release announcing the pending sale is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Avaya Inc. dated June 3, 2010

99.2	Press Release of Avaya Inc. dated May 30, 2010

Certain statements contained and incorporated by reference herein are forward looking statements. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to the Company’s most recent Form 10-Q for the quarter ended March 31, 2010 and its other filings with the SEC that are available at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: June 4, 2010	By:	/S/ PAMELA F. CRAVEN
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer